Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-SA of our compilation report dated August 29, 2017 on the financial statements of YiLoLife Inc. as of and for June 30, 2017 and December 31, 2016 and the six months ended June 30, 2017 and 2016.

Phoenix Arizona

September 22, 2017